UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2011

CHANGDA INTERNATIONAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-53566 (Commission File Number)	98-0521484 (I.R.S. Employer Identification No.)

10th Floor Chenhong Building No. 301 East Dong Feng Street Weifang, Shandong, People’s Republic of China 261041
[Missing Graphic Reference] (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: +86 1586 311 1662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
Item 8.01	Other Events.

As previously reported, on February 3, 2010, Changda International Holdings, Inc. (the “Company”) issued promissory notes in the aggregate principal amount of $900,000 to certain accredited investors (the “February 2010 Notes”).  The February 2010 Notes bear interest at 20% and matured on August 3, 2010.

On December 21, 2010, the holder of one of the notes representing an original aggregate principal amount of $50,000 elected  to convert its entire principal and accrued but unpaid interest due and payable under its respective February 2010 Notes into an aggregate of 51,591 shares of the Company’s common stock.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended.

Thereafter, on February 18, 2011 and February 25, 2011, the Company made payments to the holders of the February 2010 Notes totaling an aggregate of $600,000 (the “Note Repayment”).  This Note Repayment covered all remaining principal and accrued but unpaid interest due and payable under the February 2010 Notes, as a result of which the February 2010 Notes have been repaid in full.  As of the date hereof, the only obligations of the Company with respect to the Notes relates to a claim by two of the holders of February 2010 Notes for attorneys fees in the amount of approximately $25,000 relating to collection of the February 2010 Notes, including their prior filing of a complaint (the "Complaint") in the Supreme Court of the State of New York, County of New York, Index No. 261595/10, against the Company seeking repayment of their respective February 2010 Notes. As of the date of this Current Report on Form 8-K, the Company is unaware of any update or change in status with respect to the Complaint.

The funds for the Note Repayment were provided to the Company by Allhomely International Limited, an entity controlled by Jan Pannemann, the Company’s Executive Vice President and QingRan Zhu, the Company’s Chairman and Chief Executive Officer (“Allhomely”).  On February 28, 2011, the Company and Allhomely entered into a subscription agreement pursuant to which Allhomely agreed to purchase 779,221 shares of the Company’s common stock for the $600,000 of funds provided, which is per share purchase price of $0.77 per share, which was the closing price of the Company’s common stock as quoted on the Over-the-Counter Bulletin Board on February 28, 2011.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Subscription Agreement, dated February 28, 2011 by and between Allhomely International Limited and Changda International Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGDA INTERNATIONAL HOLDINGS, INC.

Dated: March 2, 2011	By:	/s/ QingRan Zhu
QingRan Zhu
Chief Executive Officer

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